Exhibit 10.1

SIXTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
AND
WAIVER

THIS SIXTH AMENDMENT to Loan and Security Agreement and Waiver (this “Amendment”) is entered into as of March __, 2014, by and between Silicon Valley Bank (“Bank”) and ADVANCED PHOTONIX, INC., PICOMETRIX, LLC and ADVANCED PHOTONIX CANADA, INC. (individually, a “Borrower” and, collectively, the “Borrowers”).

Recitals

A.           Bank and Borrowers are parties to that certain Loan and Security Agreement dated as of January 31, 2012, as amended by a First Amendment to Loan and Security Agreement dated as of October 25, 2012 and a Second Amendment to Loan and Security Agreement dated as of February 8, 2013, a Third Amendment to Loan and Security Agreement dated as of March 1, 2013, a Fourth Amendment to Loan and Security Agreement dated as of January 22, 2014, and a Fifth Amendment and Forbearance to Loan and Security Agreement dated as of February 10, 2014 (as the same may from time to time be further amended, modified, supplemented or restated, collectively, the “Loan Agreement”).

B.           One or more Events of Default have occurred or are expected to occur under the Loan Agreement.  Borrower has asked Bank to waive those Events of Default.  Bank is willing to do so, and to amend certain provisions of the Loan Agreement, in accordance with the terms, and subject to the conditions, set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.            Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.            Events of Default and Waiver.  One or more Events of Default (the “Existing Defaults”) exist or will exist as a consequence of Borrowers’ (i) default under that certain Loan and Security Agreement, dated as of February 8, 2013 by and among Advanced Photonix, Inc., Picometrix, LLC and Partners for Growth III, L.P.; (ii) failure to comply with Section 6.9(b) of the Agreement for the periods ending December 31, 2013 and January 31, 2014; and (iii) failure to comply with Section 6.9(a) of the Agreement for the period ending January 31, 2014. Subject to the terms and conditions set forth herein, Bank waives the Existing Defaults.  This Amendment does not constitute a waiver or release by Bank of any Obligations or of any Event of Default other than the Existing Defaults.

3.            Amendments to Loan Agreement.

3.1           Section 2.3 (Interest Rate).  Subject to Section 2.3(b), the Revolving Margin shall be 4.0% and the Term Margin shall be 4.5%.

3.2           Section 6.2 (Financial Statements).  Notwithstanding the provisions of Section 6.2 of the Agreement, the Monthly Financial Statements shall be due within 30 days of the last day of each month.

3.3           Section 6.9 (Financial Covenants). Section 6.9 of the Loan Agreement is amended and restated in its entirety to read as follows:

6.9           Financial Covenants. Maintain at all times, to be tested as of the last day of each fiscal month, unless otherwise noted, on a consolidated basis with respect to Borrowers:

(a)           Liquidity Ratio.  Borrowers’ unrestricted cash and Cash Equivalents at Bank plus the net balance sheet billed Accounts divided by Borrowers’ Indebtedness to Bank of not less than: 1.30:1.00 at February 28, 2014;  2.25:1.00 at March 31, 2014; 2.25:1:00 at April 30, 2014; and 2.25:1.00 at May 31, 2014.

(b)           EBITDA.  Maintain, measured as of the end of each fiscal month, on a trailing 3-month basis, EBITDA of at least the following:

Period Ending	Minimum EBITDA

February 28, 2014	($1,200,000)

March 31, 2014	($800,000)

April 30, 2014	($600,000)

May 31, 2014	$1

3.4           Section 7.7 (Distributions; Investments).  Section 7.7 is amended and restated in its entirety to read as follows:

7.7  Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, and (ii) Borrower may pay dividends solely in common stock; or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

3.5           Section 13 (Definitions).  The following terms in Section 13.1 are amended and restated in their entirety to read as follows:

“EBITDA” shall mean Borrowers’ (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) non-cash stock compensation, (e) income tax expense, plus (f) other non-cash items including intangible asset write-offs, plus (g) non-cash warrant liability expenses to the extent deducted from the calculation of Net Income or less non-cash warrant liability income to the extent added to the calculation of Net Income plus (h) modification fees associated with the Sixth Amendment to Loan and Security Agreement and Waiver and the corresponding amendment to the credit facility between Borrowers and Partners for Growth III, L.P.

“Revolving Line Maturity Date” is May 31, 2014.

3.6           Exhibits.  Exhibit D (Compliance Certificate) and Schedule 1 attached to the Loan Agreement are replaced with Exhibit D and Schedule 1 attached hereto.

4.           Limitation of Amendments.

4.1           The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.           Release by Borrowers.

5.1           FOR GOOD AND VALUABLE CONSIDERATION, each Borrower forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

5.2           In furtherance of this release, each Borrower acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” (Emphasis added.)

5.3           By entering into this release, each Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of such Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if a Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, such Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Each Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

5.4           This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Each Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

5.5           Each Borrower represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)   Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by a Borrower in entering into this Amendment.

(b)   Each Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)   The terms of this Amendment are contractual and not a mere recital.

(d)   This Amendment has been carefully read by each Borrower, the contents hereof are known and understood by such Borrower, and this Amendment is signed freely, and without duress, by such Borrower.

(e)   Each Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released.  Each Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein

6.             Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

6.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

6.2           Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

6.3           Except with respect to Borrower’s By-Laws, which were amended on October 16, 2012, the organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

6.5           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

6.6           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

6.7           This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7.           Fees.  Borrower shall pay Bank on the date hereof a modification fee of $10,000 plus an extension fee of $5,000.  In addition, Borrower shall pay a fee no later than the earlier to occur of (i) May 31, 2014 or (ii) the date that all outstanding amounts become due under the Loan Agreement in such amount as Bank may determine, but in no event shall such additional fee exceed $50,000.

8.           Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.           Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of an amount equal to the Bank Expenses incurred in connection with this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWERS

SILICON VALLEY BANK	ADVANCED PHOTONIX, INC.

By:	By:
Name:	Name:
Title:	Title

PICOMETRIX, LLC

By:
Name:
Title:

ADVANCED PHOTONIX CANADA, INC.

By:
Name:
Title:

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date: ____________
FROM:	ADVANCED PHOTONIX INC. and Borrowers

The undersigned authorized officer of ADVANCED PHOTONIX INC., on behalf of the Borrowers (collectively, “Borrowers”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrowers and Bank (the “Agreement”):

(1) Borrowers are in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrowers, and each of their Subsidiaries, have timely filed all required tax returns and reports, and Borrowers have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrowers except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against Borrowers or any of their Subsidiaries relating to unpaid employee payroll or benefits of which Borrowers have not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrowers are not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Transaction Report, A/R & A/P Agings	monthly within 15 days and with each Advance Request when in Streamline (weekly when not in Streamline)	Yes No
Board projections	30 days prior to FYE	Yes No
Monthly financial statements with Compliance Certificate	Within 30 days of fiscal month end	Yes No
Annual financial statement (CPA Audited) with Compliance Certificate	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:

Minimum Liquidity Ratio	Feb 28: 1.30:1.00 March 31: 2.25:1.00 April 30: 2.25:1.00 May 31: 2.25:1.00	___:1.0_______	Yes No
Minimum EBITDA, monthly on trailing 3 month basis	($1,200,000) at 2/28 ($800,000) at 3/31 ($600,000) at 4/30 $1 at 5/31
The following financial covenant analys[is][es] and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

ADVANCED PHOTONIX, INC.

By:
Name:
Title:

Schedule 1 to Compliance Certificate

Financial Covenant of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:           ____________________

I.           Liquidity Ratio (Section 6.9(a))

Required:                      1.3:1.0 at 2/28; 2.25:1.0 thereafter

Actual:

A.	Unrestricted cash and Cash Equivalents at Bank	$_______
B.	Net balance sheet billed A/R	$_______
C.	Liquidity (line A plus line B)	$_______
D.	Total Indebtedness to Bank	$_______
E.	Liquidity Ratio (line C divided by line D)	________

Is line C equal to or greater than specified above?

______ No, not in compliance	______Yes, in compliance

II.	EBITDA (Section 6.9(b))

Required:                      Monthly, on trailing 3 month basis

Measurement Date	EBITDA
February 28, 2014	($1,200,000)
March 31, 2014	($800,000)
April 30, 2014	($600,000)
May 31, 2014	$1

Actual:

A.	Net Income	$_______
B.	To the extent included in the determination of Net Income
	1. The provision for income taxes	$_______
	2. Depreciation expense	$_______
	3. Amortization expense	$_______

	4. Net Interest Expense	$_______
	5. Non-cash stock compensation plus All other non-cash items including intangible asset writeoffs	$_______
	6. Non-cash Warrant (income) or expense	($______)
	7. Modification fees for SVB and PFG	$_______
$_______
8. The sum of lines 1 through 5 plus or minus line 6
C.	EBITDA (line A plus line B.7)	________

Is line C equal to or greater than the amount specified in the chart?

______ No, not in compliance	______Yes, in compliance

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	ADVANCED PHOTONIX, INC.
(Sixth Amendment and Waiver)

LOAN OFFICER:	Tom Hertzberg

DATE:	March __, 2014

	Modification Fee	$10,000
	Extension Fee	$_____

	Legal Fees	$_____

	TOTAL FEE DUE	$_____

Please indicate the method of payment:

{ }	A check for the total amount is attached.

{ }	Debit DDA #________________ for the total amount.

{ }	Loan proceeds

Borrower: ADVANCED PHOTONIX, INC.

By:
(Authorized Signer)

Silicon Valley Bank (Date)
Account Officer's Signature